Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jagtar Chaudhry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Zscaler, Inc. for the quarterly period ended April 30, 2026 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	May 26, 2026	By:	/s/ Jagtar Chaudhry
		Name:	Jagtar Chaudhry
		Title:	Chief Executive Officer
(Principal Executive Officer)

I, Kevin Rubin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Zscaler, Inc. for the quarterly period ended April 30, 2026 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	May 26, 2026	By:	/s/ Kevin Rubin
		Name:	Kevin Rubin
		Title:	Chief Financial Officer
(Principal Financial Officer)